UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2015

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On October 14, 2015, Affirmative Insurance Holdings, Inc. (“Registrant”), and certain of its subsidiaries and affiliates, including, Affirmative Services, Inc., Affirmative Management Services, Inc., Affirmative Underwriting Services, Inc., Affirmative Insurance Services, Inc., Affirmative General Agency, Inc., Affirmative Insurance Group, Inc. and Affirmative, L.L.C. (collectively, the “Subsidiaries” and together with the Registrant, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”).

The Debtors are seeking Bankruptcy Court authorization to jointly administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption In re Affirmative Insurance Holdings, Inc., et al., Case No. 15-12136. The Debtors will continue to manage their properties and operate their businesses as debtors in possession in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation

The Debtor’s Chapter 11 Filings described in Item 1.03 above constitute an event of default under the following:

$10,000,000 Second Lien Credit Agreement

Registrant is borrower under that certain $10,000,000 Second Lien Credit Agreement dated September 30, 2013, (as amended, the “Credit Agreement”) with JCF AFFM Debt Holdings, L.P. (“JCF”). Under Article VII(h) of the Credit Agreement, the Chapter 11 Filings constitute an Event of Default. Additionally, on October 9, 2015, JCF sent Registrant a Notice of Event of Default and Acceleration (“Acceleration Letter”), asserting that an Event of Default had occurred under Article VII(g) and (h) of the Credit Agreement by virtue of the Agreed Order of Rehabilitation entered on September 16, 2015 against Affirmative Insurance Company, as previously disclosed by the Registrant in its Form 8-K filed on September 17, 2015. In the Acceleration Letter, JCF declared all outstanding sums due under the Credit Agreement immediately due and payable in full. As of September 30, 2015, the principal amount due to JCF under the Credit Agreement is approximately $15.1 million, with accrued but unpaid interest of approximately $0.4 million.

$30,000,000 Trust Preferred Securities Due March 15, 2035

Under the Indenture, dated December 21, 2004, between Registrant and JPMorgan Chase Bank, N.A., as trustee (as amended and supplemented, the “2004 Indenture”), the Chapter 11 Filings constitute an Event of Default pursuant to Section 5.01(e) of the 2004 Indenture, in which case the entire principal amount outstanding and any premium and interest accrued, but unpaid, shall become immediately due and payable. As of September 30, 2015, the principal amount due to third parties under the 2004 Indenture is approximately $30.0 million, with accrued but unpaid interest of approximately $4.9 million.

$20,000,000 Floating Rate Subordinated Notes Due March 15, 2035

Under the Indenture, dated March 29, 2005, between USAgencies, L.L.C. and JPMorgan Chase Bank, National Association, as trustee, and that certain Supplemental Indenture, dated September 30, 2013, between Registrant and The Bank of New York Mellon Trust Company, N.A., as trustee (both as amended and supplemented, the “USAgencies Indenture”), the Chapter 11 Filings constitute an Event of Default pursuant to Section 5.01(e) of the USAgencies Indenture, in which case the entire principal amount outstanding and any premium and interest accrued, but unpaid, shall become immediately due and payable. As of September 30, 2015, the principal amount due to third parties under the 2004 Indenture is approximately $20.0 million, with accrued but unpaid interest of approximately $0.3 million.

$25,000,000 Trust Preferred Securities Due June 15, 2035

Under the Indenture, dated June 1, 2005, between Registrant and JPMorgan Chase Bank, National Association, as trustee (as amended and supplemented, the “2005 Indenture”), the Chapter 11 Filings constitute an Event of Default pursuant to Section 5.01(e) of the 2005 Indenture, in which case the entire principal amount outstanding and any premium and interest accrued, but unpaid, shall become immediately due and payable. As of September 30, 2015, the principal amount due to third parties under the 2005 Indenture is approximately $25.0 million, with accrued but unpaid interest of approximately $4.0 million.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management's judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant's actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant's filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: October 15, 2015	By:	/s/ John P. Killacky
Name: John P. Killacky
Title: Executive Vice President, General Counsel & Secretary